                                                                     EXHIBIT 5.1

               [LETTERHEAD OF TROUTMAN SANDERS LLP APPEARS HERE]


                               November 18, 1996

Southern Investments UK plc
800 Park Avenue, Aztec West
Almondsbury
Bristol BS12 4SE, England

RE:  Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to Southern Investments UK plc (the "Company") in connection with the preparation of a Registration Statement on Form S-1, including a final prospectus, filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of Senior Notes (the "Senior Notes") to be issued by the Company pursuant to an indenture between the Company and the trustee named therein (the "Indenture"), and pursuant to the supplemental indenture between the Company and the trustee named therein (the "First Supplemental Indenture"), in each case in the respective forms incorporated by reference as exhibits to the Registration Statement.

     In its capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents presented to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon such examination and the assumptions set forth herein, subject to the limitations set forth herein and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon the adoption of appropriate resolutions of the Board of Directors of the Company or a duly authorized committee thereof, when the Indenture and the Senior Notes have been duly executed by the parties thereto substantially in the form incorporated by reference as an exhibit to the Registration Statement and the Senior Notes have been duly authenticated by the Trustee in the manner contemplated in the Indenture and duly delivered to and paid for by the Underwriters (as defined in the attached opinion of Shearman & Sterling) in accordance with the terms of the Underwriting Agreement (as defined in the attached opinion of Shearman & Sterling), the Senior Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

Southern Investments UK plc
November 18, 1996
Page 2

     In rendering the opinion expressed above, we have assumed the due existence of each party to each document referred to therein, that the execution and delivery of each such document will be effected in accordance with all laws, regulations, procedures and contractual restrictions applicable to the party taking such action and that such action will not violate any such law, regulation, contractual restriction or procedure.

     We are attorneys admitted to practice in the State of Georgia, and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the State of New York and the federal law of the United States. To the extent that our opinion expressed herein relates to the law of the State of New York, we have relied exclusively on the opinion of Shearman & Sterling attached hereto as Exhibit A.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the captions "Legal Opinions," and "Legal Matters" in the Registration Statement.

                              Very truly yours,

                              /s/ Troutman Sanders LLP
                              -----------------------------
                              TROUTMAN SANDERS LLP
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                        [SHEARMAN & STERLING LETTERHEAD]



                              November 18, 1996

Troutman Sanders LLP
NationsBank Plaza
600 Peachtree Street, N.E.
Suite 5200
Atlanta, GA  30308-2216



                   $168,000,000 6.375% Senior Notes due 2001
                   $332,000,000 6.800% Senior Notes due 2006
                            Southern Investments UK plc
                            ---------------------------


Ladies and Gentlemen:

          We have acted as counsel to Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (collectively, the "Underwriters") in connection with the purchase by the Underwriters pursuant to the Underwriting Agreement (the "Underwriting Agreement") entered into between the Underwriters and Southern Investments UK plc, a public limited company incorporated under the laws of England and Wales (the "Company"), of the Company's 6.375% Senior Notes due 2001 and the Company's 6.800% Senior Notes due 2006 (the "Senior Notes") to be issued under an Indenture (as amended by a First Supplemental Indenture, the "Indenture") to be entered into between the Company and Bankers Trust Company, as trustee (the "Trustee"). In this connection, the Company has prepared a Registration Statement on Form S-1 (Registration No. 333-09033), which was filed with the Securities and Exchange Commission on July 29, 1996 (as amended, the "First Registration Statement") and a Registration Statement on Form S-1, which is being filed with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Senior Notes. The form of the Indenture is filed as an exhibit to the First Registration Statement.

          In this capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents presented to us as originals and the conformity with the originals of all documents submitted to us as copies.

          Based upon such examination and the assumptions set forth herein, subject to the limitations set forth herein and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that, when the Indenture and the Senior Notes have been duly executed by the parties thereto substantially in the form filed as an exhibit to the First Registration Statement and the Senior Notes have been duly authenticated by the Trustee in the manner contemplated in the Indenture and duly delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Senior Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

          In rendering the opinion expressed above, we have assumed the due existence of each party to each document referred to therein, that the execution and delivery of each such document will be effected in accordance with all laws, regulations, procedures and contractual restrictions applicable to the party taking such action and that such action will not violate any such law, regulation, contractual restriction or procedure.

          We are attorneys admitted to practice in the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

          This opinion is being rendered solely for your benefit in connection with your rendering an opinion to the Company in response to Exhibit 5 to form S-1 under the Securities Act in connection with the registration of the Senior Notes under the Securities Act and we hereby consent to your attaching this opinion as an exhibit to such opinion. This opinion may not be relied upon for any other purpose or furnished, used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                Very truly yours,

                                /s/ Shearman & Sterling
                                -----------------------------
                                SHEARMAN & STERLING